                                                                    Exhibit 99.6
                                                                  EXECUTION COPY

                          AGREEMENT AND PLAN OF MERGER

                                      Among

                             THE BISYS GROUP, INC.,

                            BI-BSI ACQUISITION CORP.,

                       BENEFIT SERVICES, INC. ("BSI"), AND

                             THE SHAREHOLDERS OF BSI

         (BERNARD H. BARRIE, EDWARD S. HUTMAN AND MELISSA H. BARNICKEL)

                         Dated as of September 16, 1997
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TABLE OF CONTENTS                                                          Page

ARTICLE I       THE MERGER

SECTION 1.01    The Merger                                                    2
SECTION 1.02    Effect Of the Merger                                          2
SECTION 1.03    Consummation of the Merger                                    2
SECTION 1.04    Charter; By-Laws; Directors and Officers                      2
SECTION 1.05    Further Assurances                                            3

ARTICLE II      CONVERSION OF SECURITIES

SECTION 2.01    Conversion of Securities of the Company                       3
SECTION 2.02    Acquisition Common Stock.                                     4
SECTION 2.03    Exchange of Certificates                                      4

ARTICLE III     REPRESENTATIONS AND WARRANTIES OF
                THE COMPANY AND THE SHAREHOLDERS

SECTION 3.01    Authority Relative to Agreement                               5
SECTION 3.02    Shareholders' Title to Stock                                  6
SECTION 3.03    Organization, Standing and Qualification                      6
SECTION 3.04    Stock of the Company                                          6
SECTION 3.05    Subsidiaries and Other Investments                            6
SECTION 3.06    Certification of Incorporation and By-Laws                    7
SECTION 3.07    Execution and Performance of Agreement;                       7
                Validity and Binding Nature
SECTION 3.08    Financial Statements                                          7
SECTION 3.09    Intellectual Property Rights                                  8
SECTION 3.10    Contracts and Contract Parties                                8
SECTION 3.11    Major Suppliers                                               9
SECTION 3.12    Employment, Deferred Compensation or                          9
                Similar Agreements; Collective Bargaining
                Agreements; Employee Benefit Plans
SECTION 3.13    Inventory                                                    10
SECTION 3.14    Real Estate                                                  10
SECTION 3.15    Title to and Condition of Personal Property                  10
SECTION 3.16    Accounts and Notes Receivable                                10
SECTION 3.17    Marketable Securities and Other Investments                  10
SECTION 3.18    Taxes                                                        11
SECTION 3.19    Litigation                                                   11
SECTION 3.20    Other Material Contracts and Commitments                     11
SECTION 3.21    Labor Relations                                              12
SECTION 3.22    Insurance                                                    12

SECTION 3.23    Conduct of Business and Absence of Changes                   12
SECTION 3.24    Compliance with Laws; Governmental Authorizations            12
SECTION 3.25    Officers, Directors and Depositories                         13
SECTION 3.26    Environmental Matters                                        13
SECTION 3.27    Third Party and Governmental Consents                        13
SECTION 3.28    Licenses and Permits                                         13
SECTION 3.29    Software.                                                    14
SECTION 3.30    Loans to or from Shareholders or Employees.                  15
SECTION 3.31    Absence of Undisclosed Liabilities                           15
SECTION 3.32    Shareholders' and Similar Agreements                         15
SECTION 3.33    Representations and Warranties True; No                      15
                Misleading Statements
SECTION 3.34    Approval of Merger                                           16

ARTICLE IV      REPRESENTATIONS AND WARRANTIES OF THE
                SHAREHOLDERS

SECTION 4.01    Authority and Capacity Relative to Agreement.                16
SECTION 4.02    Execution and Performance of Agreement;                      16
                Validity and Binding Nature
SECTION 4.03    Stock of the Company                                         16
SECTION 4.04    Additional Representations and Covenants                     17
                of Shareholders
SECTION 4.05    Representations and Warranties True; No Misleading
                Statements                                                   19

ARTICLE V       REPRESENTATIONS AND WARRANTIES OF PARENT

SECTION 5.01    Organization and Qualification                               19
SECTION 5.02    Acquisition                                                  19
SECTION 5.03    Capitalization                                               20
SECTION 5.04    Authority Relative to Agreement                              20
SECTION 5.05    Non-Contravention                                            20
SECTION 5.06    Parent Public Information                                    21
SECTION 5.07    Financial Statements                                         21
SECTION 5.08    Absence of Certain Changes or Events                         21
SECTION 5.09    Governmental Consents                                        21
SECTION 5.10    Compliance with Law                                          22

ARTICLE VI      REPRESENTATIONS AND WARRANTIES
                OF PARENT AND ACQUISITION

SECTION 6.01    Organization and Qualification                               22
SECTION 6.02    Capitalization                                               22
SECTION 6.03    Authority Relative to Agreement                              22

SECTION 6.04    Non-Contravention                                            23
SECTION 6.05    Governmental Consents                                        23
SECTION 6.06    Other Matters                                                23

ARTICLE VII     COVENANTS

SECTION 7.01    Conduct of the Company's Business                            23
SECTION 7.02    Access to Information                                        25
SECTION 7.03    Further Assurances                                           25
SECTION 7.04    Inquiries and Negotiations                                   25
SECTION 7.05    Related Party Notes and Pledge Agreements                    26
SECTION 7.06    Continuation of Certain Employees                            26
SECTION 7.07    Notification of Certain Matters                              26
SECTION 7.08    Indemnification                                              27
SECTION 7.09    Confidentiality                                              28
SECTION 7.10    Covenants of Shareholders                                    28
SECTION 7.11    Transfer Restrictions After the Effective Time               29
SECTION 7.12    Registration Rights Agreements                               29
SECTION 7.13    Termination of Shareholders' Agreements                      29

ARTICLE VIII    CONDITIONS TO THE MERGER

SECTION 8.01    Conditions to Each Party's Obligation                        29
                to Effect the Merger
SECTION 8.02    Conditions to the Obligation of the                          30
                Company to Effect the Merger
SECTION 8.03    Conditions to the Obligation of Parent and                   30
                Acquisition to Effect the Merger

ARTICLE IX      TERMINATION AND ABANDONMENT

SECTION 9.01    Termination and Abandonment                                  31
SECTION 9.02    Effect of Termination                                        32

ARTICLE X       MISCELLANEOUS

SECTION 10.01   Survival of Certain Representations and                      32
                Warranties
SECTION 10.02   Fees and Expenses                                            32
SECTION 10.03   Publicity                                                    32
SECTION 10.04   Execution in Counterparts                                    33
SECTION 10.05   Notices                                                      33
SECTION 10.06   Waivers                                                      34
SECTION 10.07   Entire Agreement                                             34
SECTION 10.08   Applicable Law                                               34
SECTION 10.09   Binding Effect, Benefits                                     34
SECTION 10.10   Assignability                                                34
SECTION 10.11   Amendments                                                   34

INDEX TO SCHEDULES AND EXHIBITS

Schedule   Description
--------   -----------
3.02       Shareholders Agreements
3.03       Qualifications
3.05       Subsidiaries/Other Investments
3.06       Certificate of Incorporation and By-Laws of the Company
3.09       Intellectual Property Rights
3.10       Contracts and Contract Parties
3.11       Major Suppliers
3.12(a)    Employment Contracts and Other Compensation Agreements
3.12(b)    Employee Benefit Plans
3.12(c)    Multi-Employer Plans
3.13       Inventory
3.14(a)    Real Estate Owned
3.14(b)    Real Estate Leased
3.15       Liens and Encumbrances on  Personal Property
3.16       Accounts and Notes Receivable
3.17       Company Investments
3.18       Tax Matters
3.19       Litigation
3.20       Other Contracts
3.21       Compliance with Employment Related Laws
3.22       Insurance
3.25       Officers, Directors and Depositories
3.27       Consents and Waivers
3.28       Licenses and Permits
3.29(a)    Software
3.29(c)    Interests of Third Parties in Owned Source Codes
3.30       Related Party Loans
4.04(e)    Accredited Investors
4.04(m)    Shareholder Interests
7.06(a)    Company Employees
7.07(a)    Company Employees

Exhibit     Ref.      Description
-------     ----      -----------

A           4.04(e)   Form of Accredited Investor Certificate
B           7.13      Form of Registration Rights Agreement
C           8.02(d)   Form of Opinion of Kevin J. Dell, Esq. to the Company
D           8.03(e)   Form of Opinion of Summerfield, Willen, Silverberg &
                      Limsky, P.A. to Parent and Acquisition

      INDEX TO DEFINED TERMS

  Term                                              Reference
  ----                                              ---------

"ACM"                                               Recitals
"Accredited Investor Certification"                 4.04(e)
"Acquisition"                                       Preamble
"Affiliate"                                         3.20
"Aggregate Parent Common Stock
   Consideration"                                   2.01(a)
"Agreement"                                         Preamble
"Average Price"                                     2.01(a)
"Balance Sheet"                                     3.08(a)
"Business Day"                                      1.03
"Certificate"                                       2.03(a)
"Code"                                              Recitals
"Company"                                           Preamble
"Company Common Stock"                              2.01(a)
"Company Employees"                                 7.06(a)
"Company Investments"                               3.17
"Company Licenses"                                  3.28
"Confidentiality Agreement"                         7.09
"Constituent Corporations"                          Preamble
"Contract Parties"                                  3.10
"Delaware GCL"                                      Recitals
"Drop Dead Date"                                    9.01(b)
"Effective Time"                                    1.03
"Employee and Other Licenses"                       3.28
"ERISA"                                             3.12(b)
"Excess Company Merger Expenses"                    2.01(a)
"Exchange Act"                                      5.09
"Exchange Shares"                                   2.01(b)
"Exchange Value"                                    2.01(b)
"Financial Statements"                              3.08(a)
"GAAP"                                              3.31
"Indemnifiable Breaches"                            7.08(a)
"Indemnification Termination Date"                  7.08(d)
"Intellectual Property Rights"                      3.09
"Major Suppliers"                                   3.11
"Material Adverse Effect"                           3.03

"Merger"                                            Recitals
"Merger Information"                                4.04(j)
"Net Merger Price"                                  2.01(a)
"Non-Competition Agreements"                        7.05
"Owned Source Codes"                                3.29(c)
"Parent"                                            Preamble
"Parent Common Stock"                               Recitals
"Parent Public Information"                         5.06
"Purchaser Representative"                          4.04(m)
"Registration Rights Agreement"                     7.13
"Related Party Loans"                               3.30
"Related Party Notes"                               3.30
"SEC"                                               4.04(b)
"Securities Act"                                    4.04(a)
"Shareholders"                                      Preamble
"Shareholders' Agreements"                          3.02
"Software"                                          3.29(a)
"Software Contracts"                                3.29(b)
"Surviving Corporation"                             Preamble

                                                                  EXECUTION COPY

      AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of September 16, 1997, among THE BISYS GROUP, INC., a Delaware corporation, with an address at 150 Clove Road, Little Falls, New Jersey 07424 ("Parent"), BI-BSI ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of Parent, with an address at 150 Clove Road, Little Falls, New Jersey 07424 ("Acquisition"), Benefit Services, Inc., a Maryland corporation, with an address at 132 Business Center Drive, P.O. Box 1017, Reisterstown, MD 21136 (the "Company"), and the shareholders of the Company, whose names and addresses are set forth on the signature pages hereto (all of said persons, are referred to herein individually as a "Shareholder", and collectively as the "Shareholders"). The Company and Acquisition are hereinafter sometimes referred to as the "Constituent Corporations" and the Company as the "Surviving Corporation."

      WHEREAS, the Company is a general insurance agency specializing in marketing long term care products to independent and career producers on a national basis;

      WHEREAS, Parent, Acquisition and the Company desire that Acquisition merge with and into the Company (the "Merger"), upon the terms and conditions set forth herein and in accordance with the Corporations and Associations Article of the Annotated Code of Maryland (the "ACM") and the General Corporation Law of the State of Delaware (the "Delaware GCL"), with the result that the Company shall continue as the Surviving Corporation and the separate existence of Acquisition (except as it may be continued by operation of law) shall cease;

      WHEREAS, Parent, Acquisition and the Company desire that upon the Merger, at the Effective Time (as hereinafter defined), the outstanding shares of the capital stock of the Company be converted into the right to receive fully paid and nonassessable shares of Common Stock, $.02 par value, of Parent ("Parent Common Stock"), and the outstanding shares of Acquisition be converted into the right to receive fully paid and nonassessable shares of the Common Stock, $.01 par value, of the Surviving Corporation, as hereinafter provided;

      WHEREAS, Parent, Acquisition and the Company desire that, immediately after the Effective Time and solely as a result of the Merger, Parent will own all the issued and outstanding shares of the capital stock of the Surviving Corporation;

      WHEREAS, for federal income tax purposes, it is intended that the Merger qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code");

      WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a "pooling-of-interests"; and

      WHEREAS, the respective Boards of Directors of the Company, Parent and Acquisition and the shareholders of the Company have approved the Merger;

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      NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements and conditions contained herein, and in order to set forth the terms and conditions of the Merger and the mode of carrying the same into effect, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   THE MERGER

      SECTION 1.01 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, in accordance with this Agreement, the Delaware GCL and the ACM, Acquisition shall be merged with and into the Company, the separate existence of Acquisition (except as it may be continued by operation of law) shall cease, and the Company shall continue as the Surviving Corporation.

      SECTION 1.02 Effect Of the Merger. Upon the effectiveness of the Merger, the Surviving Corporation shall succeed to and assume all the rights and obligations of the Company and Acquisition in accordance with the Delaware GCL and the ACM, and the Merger shall otherwise have the effects set forth in
Section 259 of the Delaware GCL and Section 3-114 of the ACM.

      SECTION 1.03 Consummation of the Merger. As soon as practicable after the satisfaction or waiver of the conditions to the obligations of the parties to effect the Merger set forth herein, provided that this Agreement has not been terminated previously, the parties hereto will cause the Merger to be consummated by filing (a) with the State of Maryland Department of Assessments and Taxation properly executed Articles of Merger in accordance with the ACM, and (b) with the Secretary of State of the State of Delaware a properly executed Certificate of Merger in accordance with the Delaware GCL. The Merger shall be effective upon filing of such certificate and articles or on such later date as may be specified therein, but in no event shall such certificate or articles be delivered for filing more than two (2) Business Days (hereinafter defined) after satisfaction of all of the conditions set forth in Article VIII hereof (the time of such effectiveness being the "Effective Time"). For purposes of this Agreement, the term "Business Day" shall mean a day of the year on which national banks are open for business and are not required or authorized to close.

      SECTION 1.04 Charter; By-Laws; Directors and Officers. As of the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time unless and until thereafter amended or restated in accordance with the provisions thereof and as provided by the ACM. As of the Effective Time, the By-Laws of the Surviving Corporation shall be the By-Laws of the Company as in effect immediately prior to the Effective Time, unless and until thereafter amended in accordance with the provisions thereof and as provided by the ACM. The initial directors and officers of the Surviving Corporation shall be the directors and officers set forth below, in each case until their respective successors are duly elected and qualified.

      Directors:
           Lynn J. Mangum
           Robert J. McMullan

Corporate Officers:
           Lynn J. Mangum - Chairman
           Anthony A. Pascotti - President
           Robert J. McMullan - Executive Vice President and Treasurer Bernard H. Barrie - Executive Vice President
           J. Randall Grespin - Executive Vice President
           Melissa H. Barnickel - Senior Vice President
           Edward S. Hutman - Senior Vice President
           Mark J. Rybarczyk - Senior Vice President
           Dennis R. Sheehan - Senior Vice President
           Kevin J. Dell - Vice President, General Counsel and Secretary Patrician A. Heins - Assistant Secretary
           Annamaria Porcaro - Assistant Secretary

      SECTION 1.05 Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (i) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (ii) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of such Constituent Corporation, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

                                   ARTICLE II
                            CONVERSION OF SECURITIES

      SECTION 2.01 Conversion of Securities of the Company. (a) Net Merger Price. By virtue of the Merger and without any action on the part of the holders of the common stock, without par value, of the Company ("Company Common Stock"), at the Effective Time all outstanding shares of the Company Common Stock (subject to Section 2.03(c) hereof) shall be converted into the right to receive fully paid and nonassessable shares of Parent Common Stock on the following basis:

      The aggregate consideration to be paid in connection with the Merger shall be paid in the form of Parent Common Stock valued, as set forth below, at $2,400,000 less the amount (the "Excess Company Merger Expenses") in excess of $25,000 paid or payable by the Company to the Company's financial advisors, brokers, consultants, appraisers, attorneys and accountants in connection with and/ or as a result of the Merger and the transactions related thereto (the "Net Merger Price"). The Net Merger Price shall be divided by the average of the closing price per share of Parent Common Stock (the "Average Price") as reported on the Nasdaq National Market, for the 30 trading day period immediately preceding the day which is two business days prior to the Effective Time in order to determine the number of shares of Parent Common Stock into which the outstanding shares of Company Common Stock shall be converted in the Merger (the "Aggregate Parent Common Stock Consideration").

      (b) Exchange Value. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any such shares held in the treasury of the Company, which shall be canceled as provided in paragraph (c) below) (all such shares collectively referred to herein as the "Exchange Shares") shall be converted into the right to receive the number of shares of Parent Common Stock (the "Exchange Value"), determined by dividing the Aggregate Parent Common Stock Consideration by the aggregate number of Exchange Shares. If, prior to the Effective Time, Parent should split or combine the outstanding shares of Parent Common Stock, or pay a stock dividend or other stock distribution in Parent Common Stock, then the determination of the Exchange Value shall be appropriately adjusted to reflect such split, combination, dividend or other distribution.

      (c) Treasury Stock. Each share of capital stock that is held in the treasury of the Company shall be canceled and retired and no capital stock of Parent, cash or other consideration shall be paid or delivered in exchange therefor.

      SECTION 2.02 Acquisition Common Stock. At the Effective Time, each share of Common Stock, $.01 par value, of Acquisition issued and outstanding immediately prior to the Effective Time shall be converted into a right to receive one (1) share of the common stock of the Surviving Corporation, which shall constitute all of the issued and outstanding shares of the Surviving Corporation after the Effective Time.

      SECTION 2.03 Exchange of Certificates. (a) Promptly after the Effective Time, each Shareholder shall deliver to Parent the certificate or certificates representing its shares of Company Common Stock (each, a "Certificate") in form sufficient for transfer and cancellation pursuant hereto. Upon surrender of a Certificate for cancellation to Parent in form sufficient for transfer and cancellation pursuant hereto and delivery to Parent of such other documents as may reasonably be required by Parent to effect the transfer, each Shareholder surrendering such Certificate shall be entitled to receive in exchange therefor
(i) a certificate evidencing that number of whole shares of Parent Common Stock which such holder has the right to receive in respect of the shares of Company Common Stock formerly evidenced by such Certificate (after taking into account all shares of Company Common Stock then held of record by such holder) and (ii) a check representing the amount of cash in lieu of fractional shares of Parent Common Stock, if any, and unpaid dividends or other distributions, if any, to which such holder is entitled pursuant to the provisions of this Section 2.03, after giving effect to any applicable withholding tax, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to the Shareholders.

      (b) No dividends or other distributions declared after the Effective Time with respect to Parent Common Stock shall be paid with respect to any shares of Company Common Stock represented by a Certificate until such Certificate is surrendered for exchange as provided herein. After surrender of any such Certificate, there shall be paid to the holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore declared with respect to such whole shares of Parent Common Stock and not paid, less the amount of any applicable withholding taxes thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to the date of such surrender and with a payment date subsequent to the date of such surrender payable with respect to such whole shares of Parent Common Stock, less the amount of any applicable withholding taxes thereon.

      (c) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Parent. Each holder of shares of Company Common Stock who would otherwise have been entitled to receive in the Merger a fraction of a share of Parent Common Stock (after taking into account all certificates surrendered by such holder) shall be entitled to receive, in lieu thereof, a check in an amount (without interest) equal to such fractional part of a share of Parent Common Stock multiplied by the Average Price.

      (d) From and after the date of this Agreement, the stock transfer books of the Company shall be closed, and there shall be no further registrations of transfers of shares of Company Common Stock on the records of the Company.

      (e) In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting of a bond in such reasonable amount as the Surviving Corporation may direct, Parent shall issue in exchange for such Certificate the shares of Parent Common Stock and cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, on shares of Parent Common Stock deliverable in respect thereof as provided herein.

      (f) Promptly after the Effective Time, the Surviving Corporation shall issue to Parent a certificate representing One Hundred (100) shares of the common stock of the Surviving Corporation, and Parent shall cause the certificate representing the shares of the capital stock of Acquisition to be canceled.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                              AND THE SHAREHOLDERS

      Each of the Company and each of the Shareholders, jointly and severally, hereby represents and warrants to Parent and Acquisition, knowing and intending that each of Parent and Acquisition is relying hereon in entering into the transactions contemplated hereby, as follows:

      SECTION 3.01 Authority Relative to Agreement. The Company has all requisite power and authority to enter into and to perform its obligations hereunder. The execution and delivery of this

Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Board of Directors and shareholders of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the transactions contemplated hereby.

      SECTION 3.02 Shareholders' Title to Stock. The shares of Company Common Stock identified on the signature page(s) hereof opposite the respective names of the holders thereof have been duly and validly issued to the respective holders. The shares of Company Common Stock owned by them represent, collectively, all of the issued and outstanding shares of capital stock (or other equity interests) in the Company. Except with respect to such agreements set forth on Schedule 3.02 hereto (the "Shareholders' Agreements"), neither the Company nor the Shareholders are party to any shareholders' agreement, buy-sell agreement or similar agreement or arrangement.

      SECTION 3.03 Organization, Standing and Qualification. The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Maryland and has the corporate power and lawful authority to own and hold its properties and conduct its business as now owned, held and conducted in its state of incorporation and the states (or other jurisdictions) in which it has qualified to do business. The Company is qualified to do business and is in good standing in all states (or other jurisdictions) in which such qualification is required by reason of the nature or extent of business conducted by the Company therein, except where the failure to be so qualified would not have a Material Adverse Effect (as hereinafter defined) on the Company, and such states (and jurisdictions) are specified in Schedule 3.03 attached hereto. As used herein, "Material Adverse Effect" shall mean, with respect to any party, a material adverse effect on the assets, financial condition, operating results or business of such party and its subsidiaries, taken as a whole.

      SECTION 3.04 Stock of the Company. (a) The authorized capital stock of the Company consists in its entirety of Three Hundred (300) shares of Company Common Stock, of which One Hundred and seventeen and 646/1000 (117.646) shares of Company Common Stock are validly issued and outstanding, fully paid and nonassessable. The Company does not have any outstanding subscription, warrants, convertible securities, obligations, options or rights entitling others to acquire shares of capital stock of the Company, or any outstanding securities, options, warrants, rights or other instruments convertible into shares of capital stock of the Company.

      (b) Except with respect to the shares of Company Common Stock identified on the signature page(s) hereof, none of the Shareholders or any other person or entity has any outstanding claim against the Company or any right whatsoever against the Company with respect to any shares of capital stock of the Company, including, without limitation, any option, warrant or other right to acquire from the Company shares of the capital stock of the Company or any securities, options or other instruments convertible into or exchangeable for shares of capital stock of the Company.

      SECTION 3.05 Subsidiaries and Other Investments. There is no corporation, partnership, joint venture, or other entity in which the Company has, directly or indirectly, any investment or to which the Company has made an advance of cash other than as listed on Schedule 3.05 hereto. The Company is not under any obligation to acquire any securities from any person or entity, the Company is not under any obligation to make any investment, loan, cash contribution or other advance to any person or entity.

      SECTION 3.06 Certificate of Incorporation and By-Laws. True and complete copies of the Company's Certificate of Incorporation and By-Laws (together with any amendments thereto) are attached hereto as Schedule 3.06. The Company has provided to Parent true and complete copies of the Certificate of Incorporation and By-Laws of the Company and the Certificate of Incorporation and By-Laws or other organizational agreements and documents of each Subsidiary, if any, together with all amendments thereto.

      SECTION 3.07 Execution and Performance of Agreement; Validity and Binding Nature. The execution and delivery of this Agreement, and the performance by the Company and the Shareholders of the terms of this Agreement and the transactions contemplated hereby, will not result in a breach of any of the terms of, or constitute a violation of or default under, the Certificate of Incorporation or By-Laws of the Company or any statute or contract, indenture or other instrument by which the Company, the Shareholders or any of their respective properties are bound, and except as disclosed in Schedule 3.27 hereof, no consent, approval, authorization or order of any court or governmental authority is required in connection with the execution and delivery of the Agreement by the Company and the Shareholders and the performance by the Company and the Shareholders of the terms of this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and by the Shareholders. This Agreement is, and the documents and agreements executed and delivered by the Company and the Shareholders pursuant to the terms hereof, when duly executed and delivered by all parties whose execution and delivery thereof is required, will be legal, valid, and binding obligations of the Company and the Shareholders, enforceable against the Company and the Shareholders in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, receivership, moratorium, conservatorship, reorganization or other laws of general application affecting the rights of creditors generally or by general principles of equity.

      SECTION 3.08 Financial Statements. (a) The Company has delivered to Parent
(i) the unaudited balance sheet of the Company as of June 30, 1997 (the "Balance Sheet"), and the related unaudited statements of income, stockholders' equity and cash flows for the six months then ended, and (ii) the unaudited balance sheet of the Company as of December 31, 1996, and the related unaudited statements of income, stockholders' equity and cash flows for the fiscal year then ended, (hereinafter referred to collectively as the "Financial Statements"). Each of the Financial Statements (a) is true and correct and has been prepared on a cash basis from the books and records of the Company, and (b) presents fairly on a cash basis the financial position of the Company as of the respective dates and the results of the operations and cash flow of the Company for such respective periods in all respects. All prepaid expenses included therein as assets represent payments theretofore made by the Company, the benefit and advantage of which may be obtained and enjoyed by the Surviving Corporation. The books and records of the Company have been kept, and will be kept to the Effective Time, in reasonable detail and in accordance with the same accounting principles heretofore used and consistently applied and will fairly and accurately reflect to the Effective Time all of the transactions of the Company on a cash basis, and are and will be complete and correct in all material respects.

      SECTION 3.09 Intellectual Property Rights. Schedule 3.09 attached hereto contains a complete and correct list and accurate description of all trademarks, trade names, service marks, logos and other identifying symbols, names or marks, copyrights, inventions, processes, designs, formulas, trade secrets, patents, patent applications and other intellectual and/or proprietary rights or interests (collectively, "Intellectual Property Rights") (a) owned by the Company free and clear of all licenses, liens, charges or encumbrances, except as specified in such Schedule, or (b) licensed to the Company under valid and enforceable agreements, exclusive of the Software (hereinafter defined) identified in Schedule 3.29(a) hereof. The Company owns, or possesses adequate rights to use, all Intellectual Property Rights necessary for the conduct of the business of the Company, and the protection of patents is not material to the conduct of the business of the Company. There are no infringements by any third parties upon any Intellectual Property Rights or any conflict with or infringement by the Company of the rights of others with respect to same.

      SECTION 3.10 Contracts and Contract Parties. Schedule 3.10 contains a complete list of (a) each independent insurance agent, so-call premier insurance groups of insurance agencies, career agents, national account, or other persons or entities, as evidenced by the attached comprehensive production report for the period commencing January 1, 1997 and ending September 12, 1997 to which the Company provides insurance brokerage, distribution or general agency services pursuant to a contract, selling agreement, service agreement or other arrangement, whether written or oral, with such persons or entities (b) each joint venture, co-marketing, co-brokerage or similar contract or arrangement, whether written or oral, to which the Company is a party, (c) each contract or arrangement, whether written or oral, with an insurance company, general insurance agency, distributor or broker to which the Company is a party, and under which the Company is authorized or obligated to sell or broker insurance or related products or services, (d) each contract or arrangement, whether written or oral, under which the Company receives commissions or other income in connection with the conduct of its business, (e) each lease or capital lease of equipment or other personal property, whether written or oral, to which the Company is a party and (f) each consulting or similar agreement, whether written or oral, to which the Company is a party, all of the foregoing including the names and addresses of each party thereto other than the Company (collectively, the "Contract Parties"). True and complete copies of those contracts or arrangements which are in writing have been heretofore made available to Parent, and complete descriptions of those contracts or arrangements which are oral have been heretofore made available to Parent. Except as described in Schedule 3.10, none of the contracts or arrangements listed in Schedule 3.10 require the Company to purchase any product or service exclusively from a Contract Party, require the Company to deal exclusively with a Contract Party with respect to any customer or class of customers of the Company, or otherwise limit the Company from selling or purchasing any product or service to or from any person or entity. No Contract Party listed in Schedule 3.10 has expressed to the Company or any of the Shareholders its intention to cancel or otherwise terminate its relationship with the Company, and, to the best knowledge of the Company and each Shareholder, all of such contracts and arrangements will continue in full force and effect after the Effective Time and a continuing relationship with each such Contract Party is not in jeopardy.

      SECTION 3.11 Major Suppliers. Schedule 3.11 contains the names and business addresses of all of the suppliers or consultants from whom the Company purchased, during the twelve (12) month period ending June 30, 1997, goods and/or services, the aggregate cost of which exceeded Five Thousand Dollars ($5,000) or which suppliers or consultants are in any event material to the continued operation of the business of the Company or any Subsidiary in the ordinary course (collectively, the "Major Suppliers"). Except as disclosed in
Schedule 3.11, the Company has no other suppliers or consultants which are material to the business of the Company as presently conducted. No Major Supplier listed in Schedule 3.11 has expressed to the Company or any Management Shareholder its intention to cancel or otherwise terminate its relationship with the Company, and, to the best knowledge of the Company and each Management Shareholder, a continuing relationship with each such supplier or consultant is not in jeopardy.

      SECTION 3.12 Employment, Deferred Compensation or Similar Agreements; Collective Bargaining Agreements; Employee Benefit Plans. (a) Except as disclosed in Schedule 3.12(a), the Company is not a party to any agreement or employment contract or deferred compensation or similar employment or incentive compensation arrangement with any of its respective employees or former employees. There are no collective bargaining agreements or any agreements with any labor union covering any employees of the Company. The business of the Company is not affected by any present strike or other labor disturbance involving the employees of the Company nor, to the best knowledge of the Company or any Shareholder, is any union attempting to represent, as collective bargaining agent, any person employed by the Company.

      (b) Except as disclosed in Schedule 3.12(b), the Company does not sponsor or maintain and is not otherwise a party to or liable under any plan, program, fund or arrangement (whether or not qualified for Federal income tax purposes), whether benefiting a single individual or multiple individuals, and whether funded or not, that is an "employee pension benefit plan," or an "employee welfare benefit plan," as such terms are defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any other benefit arrangement for its employees, their dependents and beneficiaries.

      (c) Except as disclosed in Schedule 3.12(c) hereto, the Company has not and does not contribute to any multi-employer plan (as defined in Section 3(37) of ERISA), incurred any liability under Section 4201 of ERISA for any complete or partial withdrawal from any multi-employer plan and has not assumed any such liability by any prior owner of any of its assets or properties.

      (d) Each employee pension benefit plan maintained by the Company and listed in Schedule 3.12(b) complies in all material respects with the requirements of ERISA. No "reportable event" within the meaning of Section 403 of ERISA has occurred with respect to any such plan and the Company has not engaged in any "prohibited transaction" within the meaning of Section 406(a) or
(b) of ERISA or of Section 4975(c) of the Code, with respect to any such plan; and no such plan has been terminated in accordance with the procedures set forth in Section 4041 or 4042 of ERISA.

      (e) No liability has been incurred by the Company or any Subsidiary for any tax imposed by Section 4975 of the Code with respect to any plan described in Schedule 3.12(b). The Company has, and shall have, for all periods ending on or prior to the Effective Time, administered each employee pension benefit plan and each employee welfare benefit plan described in
Schedule 3.12(b) in all material respects in compliance with the reporting, disclosure and all other requirements applicable thereto under ERISA, the Code or any other applicable law.

      SECTION 3.13 Inventory. Except as disclosed in Schedule 3.13 or in the Financial Statements, the Company does not own any inventory, and the ownership and maintenance of inventory is not significant to the conduct of the business of the Company.

      SECTION 3.14 Real Estate. (a) The Company owns no real property. The Company is not a party to any agreement involving the purchase or sale of real or personal property except as disclosed in this Agreement.

      (b) Schedule 3.14 (b) contains a true and correct list and description of all leases, subleases or other agreements under which the Company is lessee or subtenant or lessor or sublessor of real estate. The Company has provided to Parent true and complete copies of all such leases, subleases and agreements, all of which leases, subleases and agreements are valid, binding and enforceable. The Company has no oral leases of real estate.

      (c) All leased real property (and improvements thereon) described in
Schedule 3.14(b) is in good operating condition and repair and conforms in all material respects with all applicable building, zoning, planning and other regulations, ordinances or laws, and the Company has the right to use all real estate necessary to the conduct of its business as currently conducted.

           SECTION 3.15 Title to and Condition of Personal Property. The Company has merchantable title to all personal property reflected in the Balance Sheet or acquired subsequent to the date of the Balance Sheet, free and clear of all liens or encumbrances, except as specifically disclosed in Schedule 3.15 hereto. All of the personal property owned by the Company is in good operating condition and repair. The Company owns or has the right to use all such properties necessary to the conduct of its business as currently conducted.

           SECTION 3.16 Accounts and Notes Receivable. Except as disclosed in
Schedule 3.16, the accounts and notes receivable of the Company reflected in the Balance Sheet or acquired by the Company subsequent to the date of the Balance Sheet (a) are true, bona fide accounts or notes receivable of the Company created in the ordinary course of business; (b) have been collected or are fully collectible in amounts not less than the aggregate amount thereof, net of reserves established therefor, on the books of the Company and reflected in the Balance Sheet; (c) are not subject to any offsets, credits or counterclaims; and
(d) have not at any time been placed for collection with any attorney, collection agency or similar individual or firm.

           SECTION 3.17 Marketable Securities and Other Investments. Schedule
3.17 lists all of the marketable securities and other investments shown on the Balance Sheet (the "Company Investments"), all of which are owned by the Company free and clear of any liens, encumbrances or claims, except as shown in Schedule
3.17. The value of each of the Company Investments shown on the Balance Sheet reflect the fair market value thereof on the date of the Balance Sheet, as applicable, and the Financial Statements are in conformity with the requirements of Financial Accounting Standards Board Statement No. 115. All of the Company Investments are readily marketable except as described in Schedule 3.17, and, since the date of the Balance Sheet, as applicable, there has been no material decline in the aggregate market value of the Company Investments.

      SECTION 3.18 Taxes. The Company has properly completed and filed all federal, state, county, municipal and other tax returns, reports and declarations which are required to be filed by it and has paid all taxes, penalties and interest which have become due pursuant thereto or which became due pursuant to asserted deficiencies or assessments. Except as set forth in
Schedule 3.18 hereto, the Company has not received any notice of deficiency or assessment of additional taxes, all such deficiencies or assessments set forth in Schedule 3.18 are being contested in good faith and through appropriate proceedings, and no tax audits are in process. The last year for which the federal or state income taxes or other taxes of the Company have been examined is set forth accurately and completely on Schedule 3.18 hereto. The Company has not granted any waiver of any statute of limitation with respect to, or any extension of a period for the assessment of, any federal, state, county, municipal or other tax. The Company has not filed an election under Section 1362(a) of the Code to be taxed as an S Corporation .

      SECTION 3.19 Litigation. Except as disclosed in Schedule 3.19, there is no litigation, investigation or proceeding pending or, to the best knowledge of the Company and the shareholders threatened, involving the Company or any of its properties. There are no outstanding orders, writs, injunctions or decrees of any court, governmental agency or arbitration tribunal materially affecting or materially limiting the conduct of the business of the Company.

      SECTION 3.20 Other Material Contracts and Commitments. Schedule 3.20 lists all contracts or commitments to which the Company is a party, which contracts are material to the business of the Company and are not disclosed in another Schedule hereto. Except as disclosed in Schedule 3.20 or another Schedule hereto, the Company is not a party to and none of its properties are bound by any of the following types of contracts or commitments, written or oral: (a) mortgages, indentures, security agreements and other agreements and instruments relating to the borrowing of money or extension of credit or imposition of an encumbrance on any of the assets of the Company; (b) other contracts and commitments which in any case involve payments or receipts of more than $5,000;
(c) any contract with any officer, director or with any employee of the Company (other than agreements relating to current wage or salary payments terminable by the Company on notice of thirty (30) days or less); (d) any contract or promissory note or other instrument with any Affiliate (as hereinafter defined) of the Company; (e) any guarantee of the obligations of any person or entity or obligation to provide funds or assume the debt of any person or entity; (f) any option or right to acquire any assets of the Company outside of the ordinary course of business; or (g) profit-sharing, stock option, pension, or retirement agreements, shareholder or similar agreements or arrangements, trusts, or funds for the benefit of employees. The Company has delivered to Parent complete and correct copies of all written contracts and commitments, together with all amendments thereto, and accurate descriptions of all oral contracts and commitments described in Schedule 3.20 or any other Schedule hereto. The Company is not in default with respect to any such contract or commitment, and no other party to any such contract or commitment is in default with respect thereto. Except as specifically set forth on Schedule 3.20, each such contract will continue in full force and effect after the Effective Time without any right on the part of any party thereto, other than the Company, to terminate such contract or commitment as a result of the occurrence of the Merger. For purposes of this Agreement, "Affiliate" of the Company or a Subsidiary means (a) any corporation, partnership, trust or other entity in control of, controlled by or under common control with the Company or such Subsidiary; and (b) any officer, director, trustee, general partner or employee of any corporation, partnership, trust or other entity in control of, controlled by or under common control with the Company or a Subsidiary. Schedule 3.20 discloses all Affiliates of the Company which are business entities currently in existence.

      SECTION 3.21 Labor Relations. Except as disclosed in Schedule 3.21, the Company, in the conduct of its affairs, has complied in all material respects with all applicable laws (including, without limitation, labor and tax laws), and regulations relating to the hiring and employment of employees and independent contractors, including, without limitation, those related to discrimination, wages, hours, collective bargaining, employee pension and welfare benefit plans, and the payment of (and withholding for) income, Social Security and other employment related taxes, and the Company is not liable for any penalties or damages for failure to comply with any of the foregoing. There are no unfair labor practice claims or charges pending or threatened involving the Company.

      SECTION 3.22 Insurance. Schedule 3.22 hereto contains a list and description (including the name of the insurer, dollar amount of coverage and expiration date) of all insurance policies maintained by the Company. Schedule
3.22 further lists all claims presently pending or threatened which are covered by such policies. The Company has not received notice of cancellation or non-renewal of any of such policies.

      SECTION 3.23 Conduct of Business and Absence of Changes. Since June 30, 1997, the Company has conducted its business in the regular and ordinary course and has not (a) undergone any adverse change in its condition (financial or otherwise), assets, liabilities, business, or operations, (b) declared, set aside, made or paid any cash or stock dividend or distribution or purchased, issued or sold any shares of its capital stock, (c) incurred any indebtedness for borrowed money or issued or sold any debt securities, (d) instituted any increase in the compensation or bonuses payable or to become payable to any officers or employees, or any changes in personnel policies or employees benefits, or (e) made any payment to any Shareholder except for payments described in a Schedule hereto and regular salary and ordinary and necessary business expense reimbursements.

      SECTION 3.24 Compliance with Laws; Governmental Authorizations. The Company is in compliance, in all material respects, with all statutes, laws, ordinances, rules, regulations, judgments, orders, decrees, governmental licenses or permits and other governmental licenses, permits, authorizations or approvals applicable to it or any of its properties, and all governmental licenses, permits, authorizations or approvals necessary in any material respect for the conduct of its business have been duly and lawfully obtained and are in full force and effect, and there are no proceedings pending or threatened which may result in the revocation, cancellation or suspension, or any materially adverse modification, of any thereof.

      SECTION 3.25 Officers, Directors and Depositories. Schedule 3.25 hereto contains the names of all the officers and directors of the Company, the names of all depositories of the funds of the Company and the names of the officers and other persons empowered to sign instruments withdrawing funds from said depositories.

      SECTION 3.26 Environmental Matters. (a) The business and operations of the Company comply with all federal, state and local laws, rules, regulations and directives pertaining to the environment. No governmental agency has asserted any claim or given notice of any possible claim or threatened to assert any claim against the Company in respect of its business, any assets owned or leased by it, real properties owned or leased by it, or the condition, use or operation thereof, arising out of any federal, state or local law, rule, regulation or directive pertaining to the environment.

      (b) To the best knowledge of the Company and the shareholders, there are nowhere on any real property leased by, used by or otherwise under the control of the Company any deposits, dumps, or tanks of toxic or other poisonous, dangerous or noxious waste, fluids, solvents, chemicals or effluents, any and all of which chemicals, fuels and fluids are properly and safely stored, identified, labeled and maintained in accordance with applicable industrial standards and all governmental or other laws or regulations relating thereto. The Company does not discharge from any real property leased, used or otherwise under its control, whether by effluent, emission or other means, any noxious, toxic, hazardous or deleterious matter or gases. All discharges of waste material and other substances from the operating facilities of the Company are in full compliance with applicable law and covered by valid permits and licenses, where required.

      SECTION 3.27 Third Party and Governmental Consents. Except as disclosed in
Schedule 3.27 hereto, no consent, waiver, authorization, approval, order, license, certificate or permit of or from, or registration, declaration or filing with, any governmental authority or any court or other tribunal or any other person, firm or entity, nor under any contract, indenture, mortgage, lease, license or other agreement or instrument to which the Company or any Shareholder is a party or by which the Company or any Shareholder, or any of their respective assets or properties, is subject or bound, is required by or with respect to the Company or any Shareholder in connection with the execution, delivery or performance of this Agreement or of any other agreement, document or instrument to be executed and delivered by the Company or any Shareholder pursuant hereto or in connection herewith or the consummation of the transactions contemplated hereby. The Company or a Shareholder, as applicable, has obtained all consents and waivers listed in Schedule 3.27 on or prior to the date hereof.

      SECTION 3.28 Licenses and Permits. The Company has obtained all consents, approvals, waivers, licenses and permits from governmental authorities required in connection with the ownership of the assets of the Company and the operation of the business of the Company as presently and heretofore conducted, including, without limitation, all required insurance producer and similar licenses (herein collectively referred to as the "Company Licenses"). Except as disclosed in
Schedule 3.28 hereto, each employee and agent of the Company has obtained all approvals, licenses and permits from governmental authorities required in connection with the operation of the business of the Company and the services provided by such employee or agent to the Company, including, without limitation, insurance producer licenses and similar licenses (herein collectively referred to as the "Employee and Other Licenses"). The Company Licenses and the Employee and Other Licenses are listed on Schedule 3.28 hereto and, except as otherwise set forth in Schedule 3.28 hereto, no other licenses or permits are required to conduct or operate the business of the Company or any Subsidiary as presently conducted. None of the Company Licenses or the Employee and Other Licenses are threatened to be revoked or suspended, and there are no disciplinary proceedings pending or threatened by, any issuer of any such license or any other governmental authority against the holder thereof.

      SECTION 3.29 Software. (a) Schedule 3.29(a) hereto contains a true, complete and accurate list and description of (i) all computer software and related programs owned by the Company and (ii) all computer software and related programs licensed by the Company for use in connection with the business of the Company, other than off-the-shelf software licensed to the Company which is not material to the operation of the business of the Company or the services provided by the Company (collectively, the "Software"). The Company either owns or has a valid license to use and sublicense all of the Software, and upon consummation of the Merger the Surviving Corporation shall have the right to use and authorize others to use all of the Software, free from any claim, security interest or other lien or encumbrance whatsoever, except as set forth on
Schedule 3.29(a). The Company is the exclusive licensee of the Software indicated on Schedule 3.29(a) as being exclusively licensed by the Company. The Software constitutes the only computer software or programs necessary for the operation of the business of the Company as presently conducted.

      (b) The Company has provided to Parent true and complete copies of all licenses, leases, contracts and other written instruments relating to any Software and/or source codes thereof which are not owned by the Company (collectively, the "Software Contracts"), all of which are legally valid and binding and enforceable in accordance with their respective terms. Neither the Company, nor, to the knowledge of the Company or any Shareholder, any other party thereto, is in violation of any material term or provision of any Software Contract. The use of the owned Software by the Company does not, and upon consummation of the Merger the use of such owned Software by the Surviving Corporation will not, in any manner infringe upon any rights of any third parties. To the knowledge of the Company and each of the Shareholders, the use of any source codes related to Software which is not owned by the Company, and the exercise of the rights of the Company in and to such source codes, as provided in any of the Software Contracts, does not, and upon consummation of the Merger the use of any such source codes and exercise of such rights by the Surviving Corporation pursuant to the terms of the Software Contracts will not, in any manner infringe upon the rights of any third parties.

      (c) All source codes relating to the Software which is owned by the Company (the "Owned Source Codes") are in the possession of the Company and constitute trade secret information of the Company, and, except as set forth in
Schedule 3.29(c), no third party has any copy of any of the Owned Source Codes or any right, title, interest or license, conditional or otherwise, with respect to any of the Owned Source Codes under any circumstances whatsoever. Upon consummation of the Merger, the Surviving Corporation shall own and have possession of, and shall have the right to use, all of the Owned Source Codes, free from any claim, security interest or other lien or encumbrance whatsoever.

      (d) The Company owns and has possession of, and the Surviving Corporation will own and have possession of immediately after the Effective Time, complete and adequate documentation, including without limitation, documentation of source codes, object codes and engineering change notices, reflecting the current versions of all Software so as to enable the Surviving Corporation to conduct fully after the Effective Time the business conducted by the Company prior to the Effective Time in the same manner as theretofore conducted.

      SECTION 3.30 Loans to or from Shareholders or Employees. Except as set forth in Schedule 3.30, the Company does not have outstanding any loans, advances or other indebtedness incurred by any Shareholder or any employee, former employee or former shareholder of the Company or any member of their respective families, and there are no loans or advances made to the Company by or indebtedness incurred by the Company to any Shareholder or any employee, former employee or former shareholder of the Company, or any member of their respective families ("Related Party Loans"). True and complete copies of all promissory notes or other agreements or documents evidencing the Related Party Loans, if any, ("Related Party Notes") have been heretofore delivered to Parent.

      SECTION 3.31 Absence of Undisclosed Liabilities. Except as and to the extent disclosed or accrued on the Financial Statements or incurred in the ordinary course of business since the date of the Balance Sheet, there exist no liabilities or obligations of any nature whatsoever (whether absolute, contingent or otherwise, matured or unmatured, or known or unknown) in respect of the business or assets of the Company of the type customarily reflected in financial statements prepared in accordance with generally accepted accounting principles ("GAAP"). None of the Shareholders knows or has any reasonable grounds to know after due inquiry of any basis for assertion against the Company of any claim or liability of any nature in any amount not fully disclosed in such Financial Statements or otherwise pursuant to the terms hereof.

      SECTION 3.32 Shareholders' and Similar Agreements. Except as set forth in
Schedule 3.02, neither any Shareholder, nor any other person or entity, nor the Company are parties to any shareholders' agreement, buy-sell agreement, stock rights agreement or any similar agreement or arrangement related to the purchase and sale of any shares of Company Common Stock. As of the Effective Time, the Company will have no obligation to any Shareholder or any other person or entity for the purchase of any shares of Company Common Stock or for the payment of any consideration in respect of the purchase, sale or other disposition of shares of Company Common Stock.

      SECTION 3.33 Representations and Warranties True; No Misleading Statements. All of the representations and warranties set forth in this Article III shall be true and correct as of the Effective Time as if made at that time. The representations and warranties made herein in connection with the transactions contemplated hereby and the operation of the business of the Company and in any Schedule, list or other document specifically referred to herein and delivered by the Company or any Shareholder pursuant hereto do not contain any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

      SECTION 3.34 Approval of Merger. The Merger has been approved by the holders of 100% of the outstanding shares of Company Common Stock.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                               OF THE SHAREHOLDERS

      Each Shareholder hereby represents and warrants to Parent and Acquisition, as to itself, severally and not jointly, as follows, knowing and intending that each of Parent and Acquisition is relying hereon in entering into the transactions contemplated hereby:

      SECTION 4.01 Authority and Capacity Relative to Agreement. Such Shareholder has all requisite power, authority and legal capacity to enter into and perform each of its obligations hereunder.

      SECTION 4.02 Execution and Performance of Agreement; Validity and Binding Nature. The execution and delivery of this Agreement, and the performance by such Shareholder of the terms of this Agreement and the transactions contemplated hereby, will not result in a material breach of any of the terms of, or constitute a violation or default under, any statute or contract, indenture or other instrument by which such Shareholder or any of its respective properties are bound, and no consent, approval, authorization or order of any court or governmental authority is required in connection with the execution and delivery of this Agreement by such Shareholder and the performance by such Shareholder of the terms of this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Shareholder and, together with the other documents and agreements to be executed by all parties whose execution and delivery thereof is required, constitutes the legal, valid and binding obligations of such Shareholder, enforceable against such Shareholder in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, receivership, moratorium, conservatorship, reorganization or other laws of general application affecting the rights of creditors generally or by general principles of equity.

      SECTION 4.03 Stock of the Company. The number of shares of Company Common Stock beneficially owned by such Shareholder is as identified on the signature page(s) hereof opposite the respective Shareholder's name. The shares of Company Common Stock beneficially owned by such Shareholder are owned free and clear of all liens, claims, options, encumbrances or restrictions whatsoever. Such Shareholder has the full legal right and power and all authorizations and approvals required by law or otherwise to sell, transfer and deliver such shares hereunder and to make the representations, warranties and agreements set forth in this Agreement. Except with respect to the shares of Company Common Stock identified on the signature page(s) hereof opposite the respective Shareholder's name, such Shareholder has no outstanding claim against the Company or any right whatsoever with respect to any shares of the capital stock of the Company, including without limitation any option, warrant or other right to acquire shares of the capital stock of the Company or any securities, options or other instruments convertible or exchangeable into shares of capital stock of the Company. Except as set forth in that certain Stockholders' Agreement effective January 2, 19965 by and among Edward Hutman, Melissa Barnickel and the Company, disclosed on Schedule 3.02, such

Shareholder has not granted any option or other right to acquire from such Shareholder any shares of Company Common Stock.

      SECTION 4.04 Additional Representations and Covenants of Shareholders. (a) Such Shareholder understands that the shares of Parent Common Stock which are the subject of this Agreement are intended to be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") by virtue of
Section 4(2) thereof, based, in part, upon the representations, warranties and agreements of such Shareholder contained in this Agreement.

      (b) Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved the Parent Common Stock or passed upon or endorsed the merits of an investment therein or confirmed the accuracy or adequacy of any information provided by Parent to the Shareholders or the accuracy or adequacy of any of the representations, warranties and agreements of Parent contained herein.

      (c) Except as contemplated pursuant to Section 7.12 hereof, such Shareholder is acquiring Parent Common Stock solely for its own account for investment and not with any present view to resale or distribution thereof, in whole or in part. Such Shareholder has no agreement or arrangement, formal or informal, written or oral, with any person to sell or transfer or otherwise dispose of all or any part of the Parent Common Stock other than as set forth on
Schedule 3.02, and has no present plans to enter into any such agreement or arrangement.

      (d) Such Shareholder did not become aware of the offer and sale of Parent Common Stock through or as a result of any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or other media in connection with the offer and sale of Parent Common Stock contemplated hereby and is not purchasing Parent Common Stock through or as a result of any seminar or meeting to which any Shareholder was invited.

      (e) Such Shareholder, if listed in Schedule 4.04(e), meets the requirements of at least one of the categories of an "accredited investor", and as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and as set forth in the form of Accredited Investor Certification attached hereto as Exhibit A. In connection with the closing of the transactions contemplated by this Agreement, such Shareholder shall certify to Parent, in the form of the certification set forth in Exhibit A, as to which category (or categories) of accredited investor is applicable to such Shareholder.

      (f) Such Shareholder has such knowledge and experience in financial, tax, and business matters in general, and investments in securities in particular, so as to enable such Shareholder to evaluate the merits and risks of an investment in Parent Common Stock and to make an informed investment decision with respect thereto.

      (g) Such Shareholder is familiar with the business, historical financial performance and prospects of the Company, including the risks associated therewith. All information, including, without limitation, financial information and the Financial Statements, provided by the Company or such Shareholder for insertion in the Merger Information (as hereinafter defined) does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein , in the light of the circumstances in which they were made, not misleading, it being understood and acknowledged that such information has not been independently verified by Parent or Acquisition.

      (h) Such Shareholder recognizes that he or she must bear the substantial economic risks of the investment in Parent Common Stock indefinitely, because none of the Parent Common Stock may be sold, transferred, hypothecated or otherwise disposed of unless such Parent Common Stock is registered under the Securities Act and applicable state securities laws or an exemption from such registration is available. Legends shall be placed on the certificates representing Parent Common Stock issuable stating that the shares represented thereby have not been registered under the Securities Act or applicable state securities laws, and appropriate notations thereof will be made in Parent's stock books.

      (i) Such Shareholder has adequate means of providing for his or her current financial needs and foreseeable contingencies and has no need for liquidity of his or her investment in Parent Common Stock for an indefinite period of time. Such Shareholder's overall commitment to investments which are not readily marketable is not excessive in view of his or her net worth and financial circumstances and the purchase of the Parent Common Stock will not cause such commitment to become excessive.

      (j) Such Shareholder is not relying on Parent or any of its employees or agents with respect to the legal, tax, economic and related considerations of an investment in Parent Common Stock, other than as expressly contained in the representations and warranties of Parent contained in Article V hereof. There has been delivered to such Shareholder copies of this Agreement, Parent's Annual Report on Form 10-K for the fiscal year ended June 30, 1996, Parent's 1996 Annual Report to Stockholders, Parent's Quarterly Reports on Form 10-Q for the quarters ended September 30, 1996, December 31, 1996 and March 31, 1997, Parent's press releases dated July 17, 1997, August 5, 1997, September 2, 1997 and September 4, 1997, Parent's Proxy Statement for its Annual Meeting held on November 14, 1996, the Financial Statements and a summary description of the Company's business (collectively, the "Merger Information"). Such Shareholder has read and fully understands the Merger Information.

      (k) Such Shareholder (i) has had the opportunity to obtain all information requested by him or her for the purposes of verifying the Merger Information or for any other purpose related hereto and (ii) has had the opportunity to meet with representatives of Parent and the Company and to have them answer any questions and provide such additional information regarding the terms and conditions of the transactions contemplated hereby, the information with respect to Parent included in the Merger Information and the business and prospects of Parent deemed relevant by such Shareholder, all of which questions have been answered and all of which requested information has been provided to the full satisfaction of such Shareholder. Such Shareholder is aware that an investment in Parent Common Stock is speculative and involves significant risks, including, among other things, the risk of the loss of such Shareholder's entire investment in Parent Common Stock.

      (l) In evaluating the suitability of an investment in Parent, and in deciding to enter into this Agreement, such Shareholder has not relied upon any representation or other information (whether oral or written) other than as set forth in the representations and warranties of Parent contained in Article V of this Agreement and the Merger Information. No oral or written representations have been made, or oral or written information furnished, to such Shareholder in connection with the offer and sale of Parent Common Stock that are in any way inconsistent with the representations and warranties of Parent contained herein or any of the information contained in the Merger Information.

      (m) Except as described in Schedule 4.04(m) hereto, such Shareholder has no beneficial interest, directly or indirectly, in any person, firm, corporation, partnership or other entity which is or within the past two years has been a supplier of any goods or services to the Company, including, without limitation, any Major Supplier, or from which the Company has received fees, including, without limitation, any Contract Party, other than as the beneficial owner of 1% or less of the voting securities of a publicly held corporation. The nature and amount of any such beneficial interest is disclosed in Schedule 4.04(m).

      (n) No spousal consent of such Shareholder is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

      SECTION 4.05 Representations and Warranties True; No Misleading Statements. All of the representations and warranties set forth in this Article IV shall be true and correct as of the Effective Time as if made at that time. The representations and warranties made in this Article IV in connection with the transactions contemplated hereby and the operation of the Company's business and in any Schedule, list or other document specifically referred to in this
Article IV and delivered by such Shareholder pursuant hereto do not contain any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

                                    ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF PARENT

      Parent represents and warrants to the Company and each Shareholder as follows:

      SECTION 5.01 Organization and Qualification. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own or lease and operate its properties and assets and to carry on its business as it is now being conducted. Parent is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on Parent.

      SECTION 5.02 Acquisition. Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as it is now being conducted. Acquisition is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on Parent. All the outstanding shares of capital stock of Acquisition are validly issued, fully paid and nonassessable and are owned by Parent.

      SECTION 5.03 Capitalization. The authorized capital stock of Parent consists of 80,000,000 shares of Parent Common Stock, and, as of June 30, 1997, 25,235,288 shares of Parent Common Stock were issued and outstanding, all of which were validly issued and are fully paid and nonassessable. Except as contemplated hereby and except for rights or options outstanding under Parent's employee stock purchase and stock options plans, and rights outstanding under the Rights Agreement dated May 7, 1997 between Parent and Bank of New York, as rights agent, no subscription, warrant, option, convertible security, stock appreciation or other right (contingent or other) to purchase or acquire any shares of any class of capital stock of Parent is authorized or outstanding and there is not any agreement of Parent to issue any shares, warrants, options or other such rights or to distribute to holders of any class of its capital stock any evidences of indebtedness or assets. Parent does not have any obligation (contingent or other) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. At the Effective Time, Parent will have sufficient authorized and unissued shares of Parent Common Stock available for issuance in accordance with Article II hereof. When issued to the Shareholders hereunder, such shares of Parent Common Stock will have been duly authorized by Parent and, upon receipt of consideration therefor in accordance with the terms hereof, such shares will be validly issued, fully paid and nonassessable shares of Parent Common Stock.

      SECTION 5.04 Authority Relative to Agreement. Parent has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby (including issuance of Parent Common Stock to the Shareholders pursuant to the terms hereof) have been duly authorized by the Board of Directors of Parent, and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, receivership, moratorium, conservatorship, reorganization or other laws of general application affecting the rights of creditors generally or by general principles of equity.

      SECTION 5.05 Non-Contravention. The execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby will not (a) conflict with any provision of the Certificate of Incorporation or By-Laws of Parent or (b) result (with or without the giving of notice or the lapse of time or both) in any violation of or default or loss of a benefit under, or permit the acceleration of any obligation under, any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its subsidiaries or any of their respective properties, other than any such violation, default, loss or acceleration that would not have a Material Adverse Effect with respect to Parent.

      SECTION 5.06 Parent Public Information. Parent has provided to each Shareholder a copy of that portion of the Merger Information consisting of the public reports of Parent referred to in Section 4.04(j) (the "Parent Public Information"). The Parent Public Information does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      SECTION 5.07 Financial Statements. The consolidated financial statements of Parent included in the Parent Public Information have been prepared in accordance with GAAP consistently applied and consistent with prior periods, subject, in the case of unaudited interim consolidated financial statements, to year-end adjustments (which consist of normal recurring accruals) and the absence of certain footnote disclosures. The consolidated balance sheets of Parent included in the Parent Public Information fairly present in all material respects the financial position of Parent and its subsidiaries as of their respective dates, and the related consolidated statements of operations, shareholders' equity and cash flows included in the Parent Public Information fairly present in all material respects the results of operations of Parent and its subsidiaries for the respective periods then ended, subject, in the case of unaudited interim financial statements, to year-end adjustments (which consist of normal recurring accruals) and the absence of certain footnote disclosures.

      SECTION 5.08 Absence of Certain Changes or Events. Except as contemplated hereby and except for the issuance of Parent Common Stock pursuant to employee benefit plans of Parent described in Section 5.03 above and the issuance of an aggregate of 723,341 shares of Parent Common Stock in connection with the merger of Charter Systems, Inc. referred to in Parent's press release of August 5, 1997, and the merger of Dascit/White & Winston, Inc. and related companies, since March 31, 1997, Parent has not (a) issued any Parent Common Stock or securities or obligations convertible into or exchangeable for Parent Common Stock, (b) incurred any material liabilities (absolute or contingent), except in the ordinary course of business or (c) suffered any Material Adverse Effect.

      SECTION 5.09 Governmental Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state, local or foreign governmental or regulatory authority is required to be made or obtained by Parent in connection with the execution and delivery of this Agreement by Parent or the consummation by Parent of the transactions contemplated hereby, except for (a) filings pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated by the SEC thereunder, if applicable, (b) filings with state securities agencies under state securities or blue sky laws, if applicable, (c) the filing of a listing application with the Nasdaq National Market with respect to shares of Parent Common Stock issuable in the Merger, (d) the filing of Articles of Merger with the State of Maryland Department of Assessments and Taxation in accordance with the ACM, (e) the filing of a Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the Delaware GCL, (f) filings of notices required to be filed with state insurance departments, commissions or agencies, (g) any licenses, permits, franchises or other governmental authorizations pertaining to the business of the Company and its subsidiaries that are required as a result of the consummation of the transactions contemplated hereby; and (h) such consents, approvals, orders or authorizations which if not obtained, or registrations, declarations or filings which if not made, would not have a Material Adverse Effect with respect to Parent.

      SECTION 5.10 Compliance with Law. Neither Parent nor any of its subsidiaries is in default under any order of any court, governmental authority or arbitration board or tribunal. Neither Parent nor any such subsidiary has received notice of any alleged violation of any applicable laws, ordinances and governmental rules and regulations to which Parent or any such subsidiary is subject, including, without limitation, federal securities and banking laws. Neither Parent nor any subsidiary has failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, except where the failure to obtain such licenses, permits, franchises or other governmental authorizations would not have a Material Adverse Effect on Parent.

                                   ARTICLE VI
            REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION

      Each of Parent and Acquisition, jointly and severally, represents and warrants to the Company and each Shareholder, knowing and intending that the Company and each Shareholder is relying thereon in entering into the transactions contemplated hereby, as follows:

      SECTION 6.01 Organization and Qualification. Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own or lease and operate its properties and assets and to carry on its business as it is now being conducted. Acquisition is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect with respect to Acquisition.

      SECTION 6.02 Capitalization. The authorized capital stock of Acquisition consists of 3,000 shares of common stock, $.01 par value. As of the date hereof, 100 shares of such common stock are validly issued and outstanding, fully paid and nonassessable and are owned of record and beneficially by Parent, and no shares of such common stock are held in the treasury of Acquisition. Acquisition has no commitments to issue or sell any shares of such common stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire from Acquisition, any shares of such common stock, and no securities or obligations evidencing any such rights are outstanding.

      SECTION 6.03 Authority Relative to Agreement. Acquisition has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Acquisition and the consummation by Acquisition of the transactions contemplated hereby have been duly authorized by the Board of Directors of Acquisition and by Parent as its sole shareholder, and no other corporate proceedings on the part of Acquisition are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Acquisition and constitutes the legal, valid and binding obligation of Acquisition, enforceable against Acquisition in accordance with its terms except to the extent that enforceability may be limited by bankruptcy, receivership, moratorium, conservatorship, reorganization or other laws of general application affecting the rights of creditors generally or by principles of equity.

      SECTION 6.04 Non-Contravention. The execution and delivery of this Agreement by Acquisition and the consummation by Acquisition of the transactions contemplated hereby will not (a) conflict with any provision of the Certificate of Incorporation or By-Laws of Acquisition or (b) result (with the giving of notice or the lapse of time or both) in any violation of or default or loss of a benefit under, or permit the acceleration of any obligation under, any mortgage, indenture, lease, agreement, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquisition or its properties, other than any such violation, default, loss or acceleration that would not have a Material Adverse Effect with respect to Acquisition.

      SECTION 6.05 Governmental Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state, local or foreign governmental or regulatory authority is required to be made or obtained by Acquisition in connection with the execution and delivery of this Agreement by Acquisition or the consummation by Acquisition of the transactions contemplated hereby, except for (a) the filing of Articles of Merger with the State of Maryland Department of Assessments and Taxation in accordance with the ACM, (b) the filing of a Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the Delaware GCL,
(c) any licenses, permits, franchises or other governmental authorizations pertaining to the business of Acquisition that are required as a result of the consummation of the transactions contemplated hereby and (d) such consents, approvals, orders or authorizations which if not obtained, or registrations, declarations or filings which if not made, would not have a Material Adverse Effect with respect to Acquisition.

      SECTION 6.06 Other Matters. Acquisition has been formed for the sole purpose of effecting the Merger and, except as contemplated by this Agreement, Acquisition has not conducted any business activities and does not have any material liabilities or obligations.

                                   ARTICLE VII
                                    COVENANTS

      SECTION 7.01 Conduct of the Company's Business. Each of the Company and the Shareholders covenants and agrees that, prior to the Effective Time, unless Parent shall otherwise consent in writing or as otherwise expressly contemplated by this Agreement:

      (a) the business of the Company shall be conducted only in, and the Company shall not take any action except in, the normal and ordinary course of business and consistent with past practice;

      (b) the Company and the Shareholders shall use their best efforts to preserve the goodwill of the business of the Company; and

      (c) the Company shall not, directly or indirectly, do any of the following:

            (i) sell, pledge, dispose of or encumber any of its assets except immaterial assets in the ordinary course of business; (ii) amend or propose to amend its Certificate of Incorporation or By-Laws or other organization agreements or documents; (iii) split, combine or reclassify any outstanding shares of its capital stock or other equity interests, or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise with respect to such shares; (iv) redeem, purchase, acquire or offer to acquire any shares of its capital stock of any class or other equity interests; or (v) enter into any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this paragraph (c);

      (d) the Company shall not (i) issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or securities convertible or exchangeable for, or any options, warrants or rights of any kind to acquire, any shares of its capital stock of any class or other equity interests, property or assets; (ii) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof (except an existing wholly-owned subsidiary);
(iii) incur any indebtedness for borrowed money or issue any debt securities;
(iv) enter into or modify any contract, lease, agreement or commitment, except in the ordinary course of business and consistent with past practice; (v) terminate, modify, assign, waive, release or relinquish any contract rights or amend any rights or claims not in the ordinary course of business or (vi) settle or compromise any claim, action, suit or proceeding pending or threatened against the Company, or, if the Company may be liable or obligated to provide indemnification, against the directors or officers of the Company, before any court, governmental agency or arbitrator; provided that nothing herein shall require any action that might impair or otherwise affect the obligation of any insurance carrier under any insurance policy maintained by the Company;

      (e) the Company shall not grant any increase in the salary or other compensation of any employee or grant any bonus to any employee, except pursuant to the terms of employment agreements in effect on the date hereof and listed on
Schedule 3.12 hereto, or enter into any new employment agreement or make any loan to or enter into any material transaction of any other nature with any employee of the Company;

      (f) the Company shall not take any action to institute any new severance or termination pay practices with respect to any directors, officers or employees of the Company or to increase the benefits payable under its severance or termination pay practices;

      (g) the Company shall not adopt or amend, in any respect, except as contemplated hereby or as may be required by applicable law or regulation, any collective bargaining, bonus, profit sharing, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund, plan or arrangement for the benefit or welfare of any of its respective directors, officers or employees; and

      (h) the Company shall use its best efforts, to the extent not prohibited by the foregoing provisions of this Section 7.01, to maintain the relationships of the Company with its customers, co-brokers, co-marketers, partners and joint venturers, including, without limitation, all Contract Parties, and if and as requested by Parent or Acquisition, (i) the Company shall use its best efforts to make reasonable arrangements for representatives of Parent or Acquisition to meet with the customers, suppliers, co-brokers, co-marketers, partners and joint venturers of the Company, as designated by Parent, in order to ensure that the relationships of the Company with such customers, suppliers, co-brokers, co-marketers, partners and joint venturers will remain in force under substantially the same terms following the Effective Time as are in effect on the date hereof, and (ii) the Company shall schedule, and the management of the Company shall participate in, meetings of representatives of Parent or Acquisition with employees of the Company.

      SECTION 7.02 Access to Information. (a) The Company shall, and shall cause its officers, directors, employees, representatives and agents to, afford, through the Effective Time, the officers, employees, representatives and agents of Parent reasonable and complete access during regular business hours to its premises and to its officers, employees, agents, properties, books, records and workpapers, and shall furnish Parent all financial, operating and other information and data as Parent, through its officers, accountants, attorneys and other employees or agents, may reasonably request.

      (b) Parent shall, and shall cause its officers, employees, representatives and agents to, afford, through the Effective Time, the officers, employees, representatives and agents of the Company reasonable access during regular business hours to its officers, employees, agents and properties, and shall furnish the Company all financial, operating and other information and data as the Company, through its officers, employees or agents, may reasonably request.

      (c) No investigation pursuant to this Section 7.02 shall affect, add to or subtract from any representations or warranties of the parties hereto or the conditions to the obligations of the parties hereto to effect the Merger.

      SECTION 7.03 Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including, without limitation, using all reasonable efforts to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings; provided that the foregoing shall not require Parent to agree to make, or to permit the Company to make, any divestiture of a significant asset in order to obtain any waiver, consent or approval.

      SECTION 7.04 Inquiries and Negotiations. Neither the Company nor any of its Affiliates, shareholders, directors, officers, employees, representatives or agents, shall from August 11, 1997 through the Effective Time, directly or indirectly, (a) solicit or initiate any discussions, submissions of proposals or offers or negotiations with, or (b) participate in any negotiations or discussions with, or provide any information or data of any nature whatsoever to, or otherwise cooperate in any other way with, or assist or participate in, facilitate or encourage any effort or attempt by, any person, other than

Parent and its affiliates, representatives and agents, concerning any merger, consolidation, sale of substantial assets, sale of shares of capital stock or other securities or equity interests, recapitalization, debt restructuring or similar transaction involving the Company. The Company shall immediately notify Parent if any proposal, offer, inquiry or other contact is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company in respect of any such transaction, and shall, in any such notice to Parent, indicate the identity of the offeror and the terms and conditions of any proposals or offers or the nature of any inquiries or contacts, and thereafter shall keep Parent informed of the status and terms of any such proposals or offers. The Company shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which the Company is a party.

      SECTION 7.05 Related Party Notes and Pledge Agreements. Simultaneously with the execution hereof, the Company shall deliver to counsel to the Company, with instructions to said counsel to deliver same immediately prior to the Effective Time, all of the original executed Related Party Notes, identified in
Schedule 3.30, if any, with any and all liens, pledges and encumbrances with respect thereto, other than liens, pledges and encumbrances in favor of the Company, having been discharged or released prior to the Effective Time.,

      SECTION 7.06 Continuation of Certain Employees. (a) As of the Effective Time, Parent shall cause the Surviving Corporation to continue the employment of all employees of the Company listed on Schedule 7.06(a) hereto (the "Company Employees") at their current rates of compensation as reflected in such Schedule
 . For the purposes of employee benefit plans of Parent, the time of service of such Company employees shall include their time of service with the Company. Notwithstanding the foregoing, nothing herein shall be construed or deemed to constitute an employment contract by the Company or the Surviving Corporation or confer upon any of the Company Employees any right to continue in the employ of Parent or the Surviving Corporation or limit in any respect the right of Parent or the Surviving Corporation to terminate such employment at any time.

      (b) Simultaneously with the execution hereof, Mr. Barrie shall each execute and deliver to counsel to the Company, with instructions to said counsel to deliver the same immediately prior to the Effective Time, and Parent shall execute and deliver to counsel to Parent, with instructions to said counsel to deliver the same immediately prior to the Effective time, a written two-year employment agreement and non-competition agreement on terms mutually acceptable to the parties thereto, which agreements shall be effective as of the Effective Time.

      (c) Not later than immediately prior to the Effective Time, the Company shall terminate any and all insurance policies on the life of an employee or any other person the premiums of which are paid or payable by the Company, or, to the extent transferable, shall have transferred such policies to such employee(s) or other persons, who shall assume all of the obligations of the Company thereunder.

      SECTION 7.07 Notification of Certain Matters. The Company and the Shareholders shall give prompt notice to Parent and Acquisition, and Parent and Acquisition shall give prompt notice to the Company and the Shareholders, of (a) the occurrence, or failure to occur, of any event that such party believes would be likely to cause any of its representations or warranties contained in this

Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time and (b) any material failure of the Company, Parent or Acquisition, as the case may be, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that failure to give such notice shall not constitute a waiver of any defense that may be validly asserted.

      SECTION 7.08 Indemnification. (a) Each of the Shareholders shall be jointly and severally liable to, and shall jointly and severally indemnify, protect, defend and hold harmless Parent and its successors and the Surviving Corporation and its successors against any and all claims, damages, liabilities and expenses (including reasonable attorneys' fees) sustained by Parent or the Surviving Corporation, resulting from or in connection with the breach of any representation, warranty, covenant or other agreement made by the Company or any Shareholder in or pursuant to this Agreement or any other agreement or instrument executed and delivered by or on behalf of the Company or any Shareholder pursuant hereto or in connection herewith (such breaches or failures being hereinafter referred to individually as an "Indemnifiable Breach" and collectively as "Indemnifiable Breaches"); provided, however, that no Shareholder shall be required to pay Parent and/or the Surviving Corporation, as the case may be, pursuant to this Section 7.08(a), an aggregate amount in excess of the dollar value equivalent of Parent Common Stock valued at the Average Price received by such Shareholder upon consummation of the Merger pursuant to the terms hereof. The Shareholders shall each be permitted to satisfy any obligations under this Section 7.08(a) in cash or by delivery to Parent shares of Parent Common Stock in an amount equal to its obligations hereunder based on a per share value equal to the Average Price.

      (b) Parent and Acquisition shall be jointly and severally liable to, and shall jointly and severally indemnify, protect, defend and hold harmless each Shareholder and its respective successors against any and all claims, damages, liabilities and expenses (including reasonable attorneys' fees) sustained by any Shareholder, resulting from or in connection with the breach of any representation, warranty, covenant or other agreement made by Parent or Acquisition in or pursuant to this Agreement or any other agreement or instrument executed and delivered by or on behalf of Parent and/or Acquisition pursuant hereto or in connection herewith.

      (c) The remedies set forth in this Section 7.08 are in addition to any to which any party might otherwise be entitled under any other provision of this Agreement or otherwise under law. In the event Parent and/or the Surviving Corporation becomes entitled to any sums under the terms hereof, Parent and/or the Surviving Corporation shall have the right but not the obligation to set off such liabilities of the Shareholders against any existing or future liabilities of Parent or the Surviving Corporation to the Shareholders or any of them individually other than against amounts owed by the Company to any such Shareholders as compensation for employment. The terms of this Section 7.08 are intended to benefit the parties hereto and any and all claims for indemnification must be made during the period commencing at the Effective Time and ending on the earlier to occur of (i) one (1) year after the Effective Time or (ii) publication of the independent audit report on the consolidated financial statements of Parent for the fiscal year ending June 30, 1998 (the "Indemnification Termination Date").

      SECTION 7.09 Confidentiality. Except as otherwise provided in the certain Confidentiality Agreement dated _____________________, 1997 between the Company and Parent with regard to information about the Company and Parent (the "Confidentiality Agreement"), Parent and Acquisition, on the one hand, and the Company and each Shareholder, on the other, shall hold, and shall use their respective best efforts to cause their respective officers, directors, employees, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the other parties furnished to such party in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been (a) previously known on a nonconfidential basis by such party; (b) in the public domain through no fault of such party; or (c) later lawfully acquired by such party from sources other than the other parties; provided that each party may disclose such information to its Affiliates and its Affiliates' officers, directors, employees, consultants, advisors and agents, lenders and other investors in connection with the transactions contemplated by this Agreement so long as such persons are informed by such party of the confidential nature of such information and are directed by such party to treat such information confidentially. If the transactions contemplated by this Agreement are abandoned, such confidentiality shall be maintained and each party shall, and shall use its best efforts to cause its respective officers, directors, employees, consultants, advisors and agents to, destroy or deliver to the other party(ies), upon request, all documents and other materials, and all copies thereof, obtained by such party or on its behalf from the other party(ies) in connection with this Agreement that are subject to such confidentiality. The terms of this Section 7.09 shall survive indefinitely.

      SECTION 7.10 Covenants of Shareholders. (a) Each Shareholder hereby agrees not to:

                  (i) sell, transfer, pledge, encumber, assign or otherwise
            dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any shares of Company Common Stock owned by such Shareholder, other than as provided herein;

                  (ii) grant any proxies other than for the purpose of voting in favor of the transactions contemplated hereby or enter into a voting agreement or other arrangement with respect to any shares of Company Common Stock owned by such Shareholder; or

                  (iii) deposit any shares of Company Common Stock owned by such
            Shareholder into a voting trust.

      (b) Each Shareholder hereby agrees not to take any action that would make any representation or warranty herein of such Shareholder or the Company untrue or incorrect in any material respect or that would have the effect of preventing or disabling such Shareholder or the Company from performing its obligations under this Agreement.

      (c) Each Shareholder hereby waives any and all dissenter's rights with respect to Company Common Stock granted pursuant to Section 3-201. et. seq. of the ACM.

      (d) Each Shareholder hereby agrees to surrender the Certificates owned by such Shareholder in exchange for certificates representing shares of Parent Common Stock and cash, if applicable, within two (2) Business Days after the Effective Time.

      (e) Simultaneously with the execution hereof, each Shareholder who is an "accredited investor" shall execute and deliver to counsel to the Company, with instructions to said counsel to deliver same immediately prior to the Effective Time, an Accredited Investor Certification in the form of Exhibit A hereto which shall be deemed effective as of the Effective Time.

      SECTION 7.11 Transfer Restrictions After the Effective Time. Each Shareholder hereby agrees that, from and after the Effective Time:

      (a) Lock-Up. Such Shareholder shall not sell or otherwise reduce its risk relative to any shares of Parent Common Stock received by it in the Merger (within the meaning of Financial Reporting Policy, Section 201.01), except as permitted by Staff Accounting Bulletin No. 76 issued by the SEC, until Parent has published financial results covering a fiscal quarter that includes results (including combined sales and net income) for a period of at least 30 days of post-Merger operations.

      (b) Securities Act Compliance. Such Shareholder shall not offer, sell, or otherwise dispose of the shares of Parent Common Stock received by such Shareholder in connection with the Merger other than (i) pursuant to an effective registration statement under the Securities Act, or (ii) otherwise pursuant to an exemption from the registration requirements of the Securities Act.

      SECTION 7.12 Registration Rights Agreements. Simultaneously with the execution hereof, Parent and each Shareholder shall execute and deliver to counsel to Parent in the case of Parent, and counsel to the Company in the case of each Shareholder, with instructions to said counsel to deliver the same immediately prior to the Effective Time, a registration rights agreement in the form of Exhibit B hereto (the "Registration Rights Agreement"), which agreement shall be effective as of the Effective Time.

      SECTION 7.13 Termination of Shareholders' Agreements. Simultaneously with the execution and delivery hereof, the Company and each Shareholder who is a party to a shareholders' or similar agreement disclosed in Schedule 3.32 shall enter into a written agreement, in form and substance satisfactory to counsel to Parent, terminating such agreements, as of the Effective Time without further obligation of the Company or the Surviving Corporation thereunder.

                                  ARTICLE VIII
                            CONDITIONS TO THE MERGER

      SECTION 8.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the condition that no preliminary or permanent injunction or other order, decree or ruling issued by any court of competent jurisdiction nor any statute, rule, regulation or order entered, promulgated or enacted by any governmental, regulatory or administrative agency or authority shall be in effect that would prevent the consummation of the Merger as contemplated hereby.

      SECTION 8.02 Conditions to the Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

      (a) Parent and Acquisition shall have performed and complied in all material respects with all obligations and agreements required to be performed and complied with by them under this Agreement at or prior to the Effective Time;

      (b) the representations and warranties of Parent and Acquisition contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such date, except as otherwise contemplated or permitted by this Agreement;

      (c) unless there shall be a simultaneous execution and closing of this transaction such that the Effective Time is simultaneous with the execution hereof, the Company shall have received a certificate from the Chief Executive Officer or Chief Financial Officer of Parent, dated as of the Effective Time, to the effect that the conditions set forth in paragraphs (a) and (b) above have been satisfied; and

      (d) the Company shall have received the opinion of Kevin J. Dell, Esq., Vice President and General Counsel of Parent and Acquisition, substantially in the form of Exhibit C attached hereto.

      SECTION 8.03 Conditions to the Obligation of Parent and Acquisition to Effect the Merger. The obligation of Parent and Acquisition to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

      (a) the Company and each of the Shareholders shall have performed and complied in all material respects with all obligations and agreements required to be performed and complied with by it under this Agreement at or prior to the Effective Time;

      (b) the representations and warranties of the Company and of the Shareholders contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such date, except as otherwise contemplated or permitted by this Agreement;

      (c) unless there shall be a simultaneous execution and closing of this transaction such that the Effective Time is simultaneous with the execution hereof, Parent shall have received a certificate from the Chairman of the Company, dated as of the Effective Time, to the effect that the conditions set forth in paragraphs (a) and (b) above have been satisfied;

      (d) Parent shall have determined in its sole opinion that the business combination to be effected by the Merger is to be accounted for as a pooling-of-interests by Parent for purposes of its consolidated financial statements under GAAP and applicable SEC rules and regulations;

      (e) Parent and Acquisition shall have received the opinion of Summerfield, Willen, Silverberg & Limsky, P.A., counsel to the Company, substantially in the form of Exhibit D attached hereto;

      (f) Parent shall have received satisfactory evidence of the approval of the Merger by the holders of 100% percent of the outstanding shares of Company Common Stock and each such holder shall have executed and delivered this Agreement;

      (g) Parent shall have received reasonable assurance in its sole opinion that all relationships with Contract Parties and Major Suppliers shall remain in force and effect after the Effective Time upon substantially the same terms in effect prior to the Effective Time;

      (h) any and all existing employment contracts and deferred compensation arrangements, if any, between the Company and any employee of the Company shall have been terminated, and Parent, the Surviving Corporation and Mr. Barrie shall have executed and delivered an employment agreement with respect to employment with the Surviving Corporation or its successor and the Parent for the two-year period commencing with the Effective Time;

      (i) each Shareholder who is an accredited investor shall have executed and delivered an Accredited Investor Certification in the form of Exhibit A attached hereto; and

      (j) Parent shall have determined, in its sole discretion, that the business of the Company shall have been operated, from June 30, 1997 through the Effective Time, in the normal and ordinary course including, without limitation, that no dividends shall have been declared and/or issued by the Company and no stock options or bonuses granted, declared or issued for the officers or employees of the Company and that the Company and the Shareholders shall have used their reasonable good faith efforts to preserve the goodwill of the business of the Company and to maintain and keep the assets intact and that no additional liabilities have been incurred, other than in the normal course of business.

                                   ARTICLE IX
                           TERMINATION AND ABANDONMENT

      SECTION 9.01 Termination and Abandonment. This Agreement may be terminated and the Merger may be abandoned prior to the Effective Time:

      (a) by mutual action of the Boards of Directors of Parent and the Company;

      (b) by the Company, if all of the conditions set forth in Section 8.03 shall have been complied with and performed and one or more of the conditions set forth in Sections 8.01 or 8.02 shall not have been complied with or performed in any material respect and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by Parent and Acquisition on or before December 31, 1997 (the "Drop Dead Date"); or

      (c) by Parent or Acquisition, if all of the conditions set forth in
Section 8.02 shall have been complied with and performed and one or more of the conditions set forth in Sections 8.01 and 8.03 shall not have been complied with or performed in any material respect and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by the Company on or before the Drop Dead Date.

      SECTION 9.02 Effect of Termination. Except as provided in Section 10.02 hereof with respect to expenses and certain indemnities and confidentiality provisions, in the event of the termination of this Agreement and the abandonment of the Merger pursuant to Section 9.01, this Agreement shall thereafter become void and have no effect, and no party hereto shall have any liability to any other party hereto or its shareholders or directors or officers in respect thereof, except that nothing herein shall relieve any party from liability for any willful breach hereof.

                                    ARTICLE X
                                  MISCELLANEOUS

      SECTION 10.01 Survival of Certain Representations and Warranties. The representations and warranties of the Company and the Shareholders in this Agreement and in any instrument delivered pursuant hereto shall survive the Effective Time until the earlier to occur of (i) one (1) year after the Effective Time or (ii) publication of the independent audit report on the consolidated financial statements of Parent for the fiscal year ending June 30, 1998, provided that this Section 10.01 shall not limit any other covenant or agreement of the parties that by its terms contemplates performances beyond such period.

      SECTION 10.02 Fees and Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated, neither the Company and the Shareholders, on the one hand, and Parent and Acquisition, on the other hand, shall have any obligation to pay any of the fees and expenses of the other incident to the negotiation, preparation and execution of this Agreement, including, without limitations, the fees and expenses of counsel, accountants, advisors, investment bankers and other experts, provided that if this Agreement shall have been terminated as a result of the willful and material misrepresentations by a party or the willful and material breach by a party of any of its covenants and agreements contained herein, such party shall pay the costs and expenses incurred by the other parties in connection with this Agreement. The Shareholders shall pay any and all transaction fees and expenses with regard to any investment counsel representation.

      (b) The Company, on the one hand, and Parent and Acquisition, on the other hand, shall indemnify the other and hold it harmless from and against any claims for advisor's fees, finders' fees or brokerage commissions, in relation to or in connection with such transactions as a result of any agreement or understanding between such indemnifying party and any third party.

      SECTION 10.03 Publicity. The Company and the Shareholders and Parent agree that they will not issue any press release or make any other public announcement concerning this Agreement or the transactions contemplated hereby without the prior consent of the other party, except that the Company or Parent may make such public disclosure that it believes in good faith to be required by law.

      SECTION 10.04 Execution in Counterparts. For the convenience of the parties, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      SECTION 10.05 Notices. All notices that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if given in writing and delivered by hand or national overnight courier service, transmitted by telecopy or mailed by registered or certified mail, postage prepaid, as follows:

      If to Parent and/or Acquisition, to:

           The BISYS Group, Inc.
           Overlook at Great Notch
           150 Clove Road
           Little Falls, New Jersey 07424

           Attention: Chairman and Chief Executive Officer

      with a copy to:

           The BISYS Group, Inc.
           Overlook at Great Notch
           150 Clove Road
           Little Falls, New Jersey 07424

           Attention: General Counsel

      If to the Company and/or the Shareholders, to:

           Benefit Services, Inc.
           132 Business Center Drive
           P.O. Box 1017
           Reisterstown, MD  21136

           Attention: President

      with a copy to:

           Summerfield, Willen, Silverberg & Limsky, P.A.
           10019 Reisterstown Road, Suite 301
           Owings Mill, MD 21117-3910

           Attention:  Mark T. Willen, Esq.

or such other address or addresses as any party hereto shall have designated by notice in writing to the other parties hereto.

      SECTION 10.06 Waivers. The Company, on the one hand, and Parent and Acquisition, on the other hand, may, by written notice to the other, (a) extend the time for the performance of any of the obligations or other actions of the other under this Agreement; (b) waive any inaccuracies in the representations or warranties of the other contained in this Agreement or in any document delivered pursuant to this Agreement; (c) waive compliance with any of the conditions of the other contained in this Agreement; or (d) waive performance of any of the obligations of the other under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

      SECTION 10.07 Entire Agreement. This Agreement, its Schedules and the agreements and documents executed at the Effective Time in connection herewith and the Confidentiality Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof. No representation, warranty, promise, inducement or statement of intention has been made by any party that is not embodied in this Agreement or such other documents, and none of the parties shall be bound by, or be liable for, any alleged representation, warranty, promise, inducement or statement of intention not embodied herein or therein.

      SECTION 10.08 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws.

      SECTION 10.09 Binding Effect, Benefits. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective permitted successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement; provided, however, that the provisions of
Section 7.09 hereof shall accrue to the benefit of, and shall be enforceable by, each of the current and former directors and officers of the Company.

      SECTION 10.10 Assignability. Neither this Agreement nor any of the parties' rights hereunder shall be assignable by any party hereto without the prior written consent of the other parties hereto.

      SECTION 10.11 Amendments. This Agreement may be modified, amended or supplemented at any time by action of the respective Boards of Directors of the Company, Parent and Acquisition, and the Shareholders. Without limiting the generality of the foregoing, this Agreement may only be amended, varied or supplemented by an instrument in writing, signed by the parties hereto.

[signatures follow on next page]

      IN WITNESS WHEREOF, intending to be legally bound hereby, the parties have executed and delivered this Agreement and Plan of Merger as of the day and year first above written.

                                        THE BISYS GROUP, INC.


                                        By: /s/ Lynn J. Mangum
                                            ----------------------------
                                            Lynn J. Mangum
                                            Chairman and
                                            Chief Executive Officer

                                        BI-BSI ACQUISITION CORP.


                                        By: /s/ Lynn J. Mangum
                                            ----------------------------
                                            Lynn J. Mangum
                                            Chairman

                                        BENEFIT SERVICES. INC.


                                        By: /s/ Bermard H. Barrie
                                            ----------------------------
                                            Bernard H. Barrie
                                            President

            Number of
            Shares of Company
            Common Stock Owned:         SHAREHOLDERS:


                                        /s/ Bernard H. Barrie
                                        -------------------------
                 100                    Bernard H. Barrie


                                        /s/ Edward S. Hutman
                                        -------------------------
                  11.764                Edward S. Hutman


                                        /s/ Melissa H. Barnickel
                                        -------------------------
                  5.882                 Melissa H. Barnickel